News Release

ATHENE COMMENTS ON RECENT NOTICE FROM
CALIFORNIA
DEPARTMENT OF INSURANCE

PEMBROKE, Bermuda – June 13, 2018 – On June 11, a subsidiary of Athene Holding Ltd. (NYSE: ATH) (“Athene”) received notice of a regulatory matter from the California Department of Insurance regarding Accordia Life and Annuity Company (a subsidiary of Global Atlantic, “Accordia”) and Athene. The matter involves administration issues relating to certain California life insurance policies that were reinsured to Accordia and administered by a third party sub-contractor that was retained by Accordia, Alliance-One Services (an affiliate of DXC Technology, “Alliance-One”).

In 2013, in connection with the acquisition of Aviva USA, Athene reinsured a block of life insurance policies to Accordia. As previously described in our public disclosures, including our most recently filed Form 10-Q on May 4, 2018, the administration issues described above resulted from the conversion by Accordia and Alliance-One of these policies from legacy Aviva systems to Alliance-One systems.

Under the terms of the agreements, Accordia and its affiliates have financial responsibility for the block and are subject to significant administrative service requirements including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

The activity at issue does not involve Athene’s new business, which is administered under separate administration systems and procedures.

Athene has a strong commitment and track record of providing high quality service to its policyholders. Athene fully intends to work with the California Department of Insurance and Accordia to resolve the matter appropriately.

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About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed and fixed indexed annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Proforma for the Voya transaction, as of March 31, 2018, Athene had total assets of approximately $113 billion. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at www.athene.com.

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of AHL’s management and the management of AHL’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of our assumptions and estimates; our ability to maintain or improve financial strength ratings; our ability to manage our business in a highly regulated industry; regulatory changes or actions; the impact of our reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the implementation and the accuracy of our interpretation of the Tax Act; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; our ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in AHL’s filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2017, and our quarterly report on Form 10-Q for the quarter ended March 31, 2018, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Media Contact:
Karen Lynn
+1 441-279-8460
+1 515-342-3910
klynn@athene.com

Investor Relations Contact:
Paige Hart
+1 441.279.8527
+1 310.698.4478
phart@athene.com

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